EXHIBIT 31

                         Gotham Partners, L.P.
                   110 East 42nd Street, 18th Floor
                       New York, New York 10017


                                                 January 30, 1998

BY FAX AND OVERNIGHT MAIL
-------------------------

Paul F. Levin, Esq.
Secretary
First Union Real Estate Equity
   and Mortgage Investments
55 Public Square, Suite 1900
Cleveland, Ohio 44113-1937

Dear Mr. Levin:

         Gotham Partners, L.P. ("Gotham") is a holder of record of shares of Beneficial Interest, par value $1.00 per share ("Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company"), and is entitled to vote its Shares at the 1998 Annual Meeting of Beneficiaries of or any special meeting held in lieu thereof (the "Annual Meeting"). In connection with its proposal and nominations to be presented for consideration at the Annual Meeting, Gotham hereby requests that, pursuant to Rule 14a-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company elect to either provide Gotham with a list of all of the record holders of Shares (in such form as is required by Rule 14a-7 and as is set forth below) or to mail Gotham's soliciting materials (including proxy statements, forms of proxy and other soliciting materials to be furnished by Gotham) to the record holders of Shares. The Company is required to notify Gotham of its election within five business days of the date hereof.

         In the event that the Company elects to provide Gotham with a list of the record holders of Shares, Gotham hereby requests, and the Company is required to deliver to Gotham within five business days of the date hereof, (i) a reasonably current list of the names, addresses and security positions of all of the record holders, including banks, brokers and similar entities, holding Shares and other securities of the Company in the same class or classes as holders which have been or are to be solicited on management's behalf; and (ii) the most recent list of names, addresses and security positions of beneficial owners as specified in Rule 14a-13(b) promulgated under the Exchange Act, in the possession of the Company, or which subsequently comes into the possession of the Company. In addition, if the Company makes this election, the Company shall furnish Gotham with updated record holder information on a daily basis or, if not available on a daily basis, at the shortest reasonable interval, through the record date of the Annual Meeting.

         In the event that the Company elects to mail Gotham's soliciting materials, the Company shall mail copies of any proxy statement, form of proxy or other soliciting material furnished by Gotham to all of the record holders of Shares, including banks, brokers or similar entities. The Company is required to mail a sufficient number of copies to the banks, brokers and similar entities for distribution to all beneficial owners of Shares. The Company is further required to mail Gotham's materials with reasonable promptness after tender of the material to be mailed, envelopes or other containers therefor, postage or payment for postage and other reasonable expenses of effecting such mailing.

         Gotham also requests, pursuant to clause (a)(1) of Rule
14a-7, that the Company provide Gotham with the following information within five business days of the date hereof:

         (i) a statement of the approximate number of record holders and beneficial holders of the Company's securities, separated by type of holder and class, owning Shares or other securities in the same class or classes as holders which have been or are to be solicited on management's behalf; and

         (ii) the estimated cost of mailing a proxy statement, form of proxy or other communication to such holders, including to the extent known or reasonably available, the estimated costs of any bank, broker, and similar person through whom the Company has or intends to solicit beneficial owners in connection with the Annual Meeting.

         Enclosed herewith is the certification of Gotham given pursuant to clause (c)(2) of Rule 14a-7.

                        Very truly yours,

                        GOTHAM PARTNERS, L.P.


                        By:  Section H Partners, L.P.,
                             its general partner


                             By:  Karenina Corporation,
                                  a general partner of Section H Partners, L.P.


                                  By:  /s/ Willaim A. Ackman
                                       ---------------------------------------
                                       William A. Ackman
                                       President


                             By:  DPB Corporation,
                                  a general partner of Section H Partners, L.P.


                                  By:  /s/ David P. Berkowitz
                                       ---------------------------------------
                                       David P. Berkowitz
                                       President



                              CERTIFICATE

       The undersigned, Gotham Partners, L.P. ("Gotham"), hereby certifies as follows:

       1. The list of security holders of First Union Real Estate Equity and Mortgage Investments (the "Company") which Gotham has requested from the Company will be used to solicit proxies in connection with its proposal and nominations to be presented for consideration at the 1998 Annual Meeting of Beneficiaries of the Company or any special meeting held in lieu thereof (the "Annual Meeting"), which are set forth in Gotham's Notice to the Secretary of the Company dated January 8, 1998.

       2. Gotham will not use the information contained in such list of security holders for any purpose other than to communicate with or solicit security holders regarding the Annual Meeting.

       3. Gotham will not disclose the information contained in such list of security holders to any person other than an employee or agent of Gotham to the extent necessary to effectuate such communication or solicitation.

                        GOTHAM PARTNERS, L.P.


                        By:  Section H Partners, L.P.,
                             its general partner


                             By:  Karenina Corporation,
                                  a general partner of Section H Partners, L.P.


                                  By:  /s/ Willaim A. Ackman
                                       ---------------------------------------
                                       William A. Ackman
                                       President


                             By:  DPB Corporation,
                                  a general partner of Section H Partners, L.P.


                                  By:  /s/ David P. Berkowitz
                                       ---------------------------------------
                                       David P. Berkowitz
                                       President